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                                                                   EXHIBIT 10.18


                      MASTER OUTSOURCED SERVICES AGREEMENT

         This Master Outsourced Services Agreement (the "Agreement") is effective as of the 27 day of January, 2000 (the "Effective Date") and is by and between eCredit.com, Inc., a Delaware corporation having its principal place of business at 400 Blue Hill Drive, Suite 300, Westwood, MA 02090 ("eCredit.com") and CheMatch.com, Inc., a Delaware corporation having its principal place of business at 2900 North Loop West, Suite 1120, Houston, TX 77092 ("Client").

         WHEREAS, Client conducts credit evaluations of its prospective customers and arranges financing for customers; and

         WHEREAS, eCredit.com, among other business activities, offers certain proprietary business process automation services designed to facilitate the credit evaluation and financing process in an outsourced environment ("Outsourced Services"); and

         WHEREAS, Client desires to retain eCredit.com to customize the Outsourced Services according to protocols provided by Client ("Client's Business Logic") to process consumer and business credit information provided by Client or obtained by eCredit.com at the request of Client ("Data").

         NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by all parties, the parties hereby agree as follows:

1. Obligations of eCredit.com. eCredit.com will customize its Outsourced Services according to Client's Business Logic (as set forth in Schedule 1 hereto and made a part hereof) and will process Data according to Client's Business Logic and return the results of such processing ("Processed Transactions") to Client in an online interactive mode. These Outsourced Services will be provided to Client on a non-exclusive basis.

2. Payment. Client shall pay to eCredit.com the fees as set forth in Schedule
2.1 hereto.

3. Term. This Agreement shall continue in effect for an initial term as set forth in Schedule 3.1 (the "Initial Term") and will automatically renew at the end of the Initial Term or any extension for additional terms as set forth in
Schedule 3.1 ("Renewal Terms") unless either party tenders written notice of its intent to terminate within sixty (60) days of the renewal date, or the Agreement is otherwise terminated.

4. Terms and Conditions. The attached Terms and Conditions are incorporated herein and made a part hereof.


Executed as of the date set forth above, as a document under seal, by the duly authorized representatives of the parties hereto.

ECREDIT.COM, INC.                            CHEMATCH.COM, INC.


Name: Kevin M. Higgins                       Name: Carl D. McCutcheon
     ---------------------------                  ------------------------------

Signature: /s/ KEVIN M. HIGGINS              Signature: /s/ CARL D. MCCUTCHEON
          ----------------------                       -------------------------

Title: VP of Channel Sales                   Title: Chairman, President and
       & Sales Ops, duly authorized                 Chief Executive Officer,
                                                    duly authorized

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                      MASTER OUTSOURCED SERVICES AGREEMENT
                              Terms and Conditions

1. Performance of Outsourced Services. eCredit.com will use commercially reasonable efforts to assure that Outsourced Services are generally available twenty-four (24) hours per day, seven (7) days per week, according to the Specifications. Client shall be solely and exclusively responsible for the provision of Client's Business Logic and Data.

2. Taxes and Charges. Client shall reimburse eCredit.com within ten (10) days of receipt of eCredit.com's invoice for all taxes or similar assessments related to this Agreement, other than taxes based on the net income of eCredit.com.

3. Pass Through Expenses. Client will reimburse eCredit.com for any new or increased fees, or other charges that directly increase eCredit.com's costs in performing this Agreement, provided that Client may terminate this Agreement on thirty (30) days written notice if such cost increases are unacceptable to Client.

4. Termination.

4.1 Either party hereto may terminate this Agreement immediately should the other party (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors;
(iii) institute or consent to bankruptcy proceedings against it; (iv) be adjudicated as being bankrupt or insolvent; (v) seek or consent to reorganization under any bankruptcy act; or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

4.2 Should either party commit a material breach of its obligations, the other party may terminate this Agreement, by thirty (30) days' written notice describing the basis for such termination unless prior to expiration of such period the defaulting party cures such default. Client's non-payment of any invoice shall constitute a material breach.

4.3 Either party may terminate this Agreement for any reason on ninety (90) days written notice.

4.4 Upon termination by either party, eCredit.com shall discontinue any use of Client's Business Logic and Data (all of which constitute Intellectual Property of Client) within ten (10) business days following the date of termination. Except as otherwise provided in this Agreement, within ten (10) business days following the termination of this Agreement, each of the parties shall return to the other party all materials belonging to the other party that constitute Confidential Information and/or Intellectual Property.

4.5 To the extent that rights have accrued thereunder prior to termination, the provisions of this Agreement relating to payment of any fees, charges or other amounts owed, payment of any interest thereon, warranties, compliance with law, and indemnity shall survive any termination or expiration of this Agreement as well as any other provisions which expressly provide therefor. The provisions of this Agreement relating to ownership of intellectual property, confidentiality, and limitation of liability shall survive any termination or expiration of this Agreement indefinitely.

5. Intellectual Property and Confidentiality.

5.1 Intellectual Property Rights.

    (a) For purposes of this Agreement, "Intellectual Property" shall mean (i) copyrights (including, without limitation, the right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works in any format or media), copyright registrations and applications, patent rights (including, without limitation, registrations and applications), trade mark and service mark rights (including, without limitation, registrations and applications), trade names, mask-work rights, trade secrets, moral rights, algorithms, trade dress, goodwill and other proprietary rights, and all renewals, divisions, continuations, continuations-in-part, reissues, additions and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction; (ii) intangible legal rights or interests evidenced by or embodied in any idea, design, concept, process, technology, invention, discovery, enhancement, improvement or information and data which is not generally known, (including formulae, procedures, protocols, techniques and results of experimentation and testing) that is necessary or useful, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; (iii) all appurtenances related to, and derivatives of any of the foregoing; (iv) Client's Business Logic and Data proprietary to Client and any Confidential Information of Client and (v) the Outsourced Services and any Confidential Information of eCredit.com.

    (b) Except as expressly set forth in this Agreement, neither party will acquire any right, title, or interest in the other's Intellectual Property.




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5.2 Protection of Confidential Information.

     (a) Confidential Information. Each party understands and acknowledges that any data or information, oral or written, treated as confidential that relates to the other's research, development or business activities, including any unannounced products and services, other clients, suppliers, and service providers, business processes and plans, finances, internal operations, developments, inventions, processes, plans, financial information, data, revenue, forecasts, projections, methods of compiling, manipulating, presenting and disseminating Outsourced Services, Client's Business Logic and Data, or information, access control systems, security codes, and details of systems and applications which is disclosed or otherwise made available to the other party and the financial and other contractual terms of this Agreement (collectively, "Confidential Information"), represent valuable confidential information that may be entitled to protection as trade secrets. The parties shall keep confidential, shall not disclose, and shall protect from unauthorized disclosure by their employees and agents, Confidential Information and all copies or physical embodiments thereof in any media in its possession, and shall limit access to Confidential Information to those who require such access in connection with this Agreement. Each party shall secure and protect the Confidential Information and any and all copies and other physical embodiments thereof in any media in its possession in a manner consistent with the steps taken to protect its own trade secrets and Confidential Information, but not less than a reasonable degree of care. Each party shall take appropriate action with its employees who are permitted access to the Confidential Information to satisfy its obligations hereunder.

     (b) Exceptions. The confidentiality obligations set forth above shall not prohibit disclosure of (i) information previously known to the receiving party without reference to Confidential Information, (ii) information which is or becomes publicly known through no wrongful act of the receiving party, (iii) information received from a third party under no confidentiality obligation with respect to the Confidential Information,
     (iv) information required to be disclosed under administrative or court order or in arbitration or litigation arising out of a this Agreement, or
     (vi) information concerning the terms of this Agreement in connection with debt and capital fund-raising of either party and other transactions to third parties under confidentiality obligations to either party of this Agreement.

6. Representations, Warranties and Certain Agreements.

6.1 Y2K Compliance. The following should be considered a Y2K Readiness Disclosure under the Year 2000 Information and Readiness Disclosure Act. eCredit.com hereby warrants that (i) the proprietary software applications and tools developed by eCredit.com and used in providing the Outsourced Services (the "Software") will properly perform all date functions, including, but not limited to, processing the year 2000, leap years, and calculations and formulas involving dates in more than one century ("Century Compliant"), and (ii) the Software will not cause an abnormal abort to occur, or generate incorrect values or invalid outputs, based on management, manipulation or calculation of data involving dates, including leap days ("Date Compliant") when used with other components which are Century Compliant and Date Compliant. In the event any Software is not Century Compliant or Date Compliant, eCredit.com shall, to the extent necessary, promptly repair such Software or replace such Software with Software of equivalent functionality and performance which meets the foregoing standards; this shall be Client's sole remedy for breach of these warranties and for failure of the Outsourced Services to be Century Compliant and Date Compliant. Client hereby warrants that Client's Business Logic, used by it in connection with the Outsourced Services, is Century Compliant and Date Compliant. In the event any of Client's Business Logic is not Century Compliant or Date Compliant, Client shall, to the extent necessary, promptly repair such Business Logic or replace such Client's Business Logic with Client's Business Logic of equivalent functionality and performance which meets the foregoing standards; this shall be eCredit.com's sole remedy for breach of these warranties and for failure of the Client's Business Logic to be Century Compliant and Date Compliant.

6.2 Certain Obligations of Client. Client hereby represents, warrants and covenants that throughout the term of this Agreement, Client shall (i) have the right to disclose or cause the disclosure of Client's Business Logic and Data to eCredit.com and such disclosure and eCredit.com's use thereof pursuant to this Agreement shall be in compliance with all applicable laws including but not limited to the federal and state laws pertaining to credit, debt collection, business practices and consumer protection; (ii) not use the Outsourced Services on behalf of any third party and only in connection with a credit transaction involving the Client's customer on whom the information is to be furnished and involving the extension of credit to, or review or collection of an account of, the Client's customer; (iii) submit any marketing literature Client creates pertaining to Outsourced Services to eCredit.com for review and approval prior to publication; (iv) Client shall bear all collection risk (including, without limitation, credit card fraud and any other type of credit fraud) with respect to sales of its products; (v) be solely responsible for maintaining complete backup records of all information relating to its customers' orders, inquiries and purchases and any other customer information, once transactions have been processed; (vi) assume all responsibility for: the use, development, content and maintenance of Client's Business Logic and Data and all expenses and liabilities relating thereto, any liability for any unauthorized use by Client of the Outsourced Services and (vii) only use the Outsourced Services with respect to credit transactions in the United States of America unless otherwise agreed by the parties in advance.


6.3 Certain Obligations of eCredit.com. eCredit.com hereby represents, warrants and covenants that throughout the term of this Agreement: (i) the Outsourced Services shall be in compliance with all applicable laws including but not limited to the federal




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and state laws pertaining to credit, debt collection, business practices and consumer protection; (ii) Client shall have the right to disclose to its customers those portions of the Outsourced Services made available for that purpose by eCredit.com; (iii) eCredit.com shall not use the Client's Business Logic and Data on behalf of any third party and only in connection with a credit transaction involving the Client's customer on whom the information is to be furnished and involving the extension of credit to, or review or collection of an account of, the Client's customer; and (iv) eCredit.com shall assume all responsibility for: the use, development, content and maintenance of Outsourced Services and all expenses and liabilities relating thereto, including any liability for any unauthorized use by eCredit.com of Client's Business Logic and Data.

7. Indemnification.

7.1 Indemnification. Each party shall indemnify, defend and hold harmless the other party and its officers, employees, agents, affiliates and subsidiaries against and from all losses, expenses, liabilities, damages and costs including, without limitation, reasonable attorneys' fees, that may at any time be incurred by any of them in connection with any allegation, investigation, claim, suit or other proceeding threatened or brought against either of them related to that party's Intellectual Property, products, or services.

7.2 Notice; Defense of Claims. Each party shall give prompt written notice to the other party of any claim for indemnification hereunder, specifying to the extent known the amount and nature of the claim, and any matter which in the opinion of such party is likely to give rise to an indemnification claim. The indemnifying party shall have the right to control the defense through counsel of its choosing. The indemnified party shall have the right to the extent of its interests to participate on its own behalf and at its own expense in such matter or its settlement through counsel of its choosing.

8. DISCLAIMER OF IMPLIED WARRANTIES AND LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY SUBJECT CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN IN NO EVENT: (i) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, PROFITS OR BUSINESS, COSTS OF DELAY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION; NOR
(ii) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF FEES PAID TO ECREDIT.COM HEREUNDER DURING THE THREE-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE. THE EXCLUSIONS AND LIMITATIONS OF THIS SECTION DO NOT APPLY TO ANY BREACH OF OBLIGATIONS HEREUNDER REGARDING CONFIDENTIALITY OR INTELLECTUAL PROPERTY, OR LIABILITY ARISING FOR BODILY INJURY OF A PERSON, OR IN STATES THAT PROHIBIT THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LIMITATIONS ON THE DURATION OF AN IMPLIED WARRANTY. THE PARTIES AGREE THAT PAYMENTS TO ECREDIT.COM FOR SERVICES PERFORMED BY ECREDIT.COM AND RECEIVED BY CLIENT SHALL NOT COUNT TOWARD FULFILLMENT OF THIS LIABILITY LIMITATION.

9. Miscellaneous.

9.1 Publicity. Neither party may use the other's name without the express written consent of that party.

9.2 No Third Party Benefits. This Agreement is entered into solely for the respective benefit of the parties and their respective successors and assigns, and nothing in this Agreement will be construed as giving any entity other than the parties to this Agreement, persons and entities expressly indemnified hereunder and their respective successors and permitted assigns, any right, remedy or claim under this Agreement.




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9.13 Section Headings. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

9.14 Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party warrants and represents that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

9.15 Employees. Neither eCredit.com nor Client shall hire or seek to engage the services of, nor offer to pay commissions, compensation or any other form of incentives to the employees or consultants of the other for any purpose whatsoever without the express written consent of the other party. This provision shall expire eighteen (18) months after the termination of this Agreement.

9.16 Assignment. Neither this Agreement, nor any rights hereunder, may be assigned by either party unless assignment is accepted in writing by the other party and any attempt to assign this Agreement or any rights hereunder without written approval the other party shall automatically terminate this Agreement.



/s/ KMH (Initial)   2/3/00 (Date)            /s/ CDM (Initial)   1/28/00 (Date)
--------            -------                  --------            --------
eCredit.com, Inc.                            Client




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